EXHIBIT 32.1


                      OFFICERS' SECTION 1350 CERTIFICATIONS

     The undersigned officer of CabelTel International Corporation, a Nevada corporation (the "Company") hereby certifies that:

     (i) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (ii) The information contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated:   August 14, 2007


                                   /s/ Gene S. Bertcher
                                   ---------------------------------------------
                                   Gene S. Bertcher, President and
                                   Chief Financial Officer (Principal Executive
                                   and Financial Officer)